Exhibit 10.1

Compensation of the Chairman of the Board

On May 3, 2011, Board of Directors of Guaranty Bancorp (the “Company”) elected director Edward B. Cordes to serve as the Chairman of the Board.  In connection with such election, the Board approved a $45,000 annual cash retainer for the position of the Chairman of the Board, in addition to the annual cash retainer of $50,000 paid to each non-management director (i.e., for an aggregate $95,000 annual cash retainer).  All other terms of director compensation, previously disclosed in the Company’s 2011 Proxy Statement, remain the same.